SUBSIDIARIES OF THE COMPANY
EXHIBIT 21.1

The following is a list of subsidiaries of the company as of December 31, 2021, omitting some subsidiaries which, considered in the aggregate, would not constitute a significant subsidiary.

Subsidiary Name	Jurisdiction
Aratana Therapeutics, Inc.	United States
ChemGen Corporation	Massachusetts
Dista Products Limited	United Kingdom
Elanco (Shanghai) Animal Health Co., Ltd.	China
Elanco (Taiwan) Animal Health Co. Ltd.	Taiwan
Elanco (Thailand) Ltd.	Thailand
Elanco AH Portugal, Unipessoal Lda	Portugal
Elanco Animal Health Holdings BV	Netherlands
Elanco Animal Health (Pty) Ltd.	South Africa
Elanco Animal Health UK Limited	United Kingdom
Elanco Animal Health Panama, S. De R.L.	Panama
Elanco Animal Health Korea, Co., Ltd.	Korea
Elanco Animal Vaccines Limited	United Kingdom
Elanco S.R.L.	Argentina
Elanco Australasia Pty. Ltd.	Australia
Elanco Australia Holding Pty Ltd	Australia
Elanco Bangladesh Limited	Bangladesh
Elanco Belgium BV	Belgium
Elanco Brazil Holdings Ltda	Brazil
Elanco Canada Limited	Canada
Elanco Centre de Recherche Sante Animale SA	Switzerland
Elanco Chile SpA	Chile
Elanco Colombia S.A.S.	Colombia
Elanco Denmark ApS	Denmark
Elanco Denmark ApS -- Norway Branch	Norway
Elanco Denmark ApS -- Sweden Branch	Sweden
Elanco Deutschland GmbH	Germany
Elanco Europe GmbH	Switzerland
Elanco Europe Ltd.	United Kingdom
Elanco Financing (Netherlands) B.V.	Netherlands
Elanco Financing S.A.	Switzerland
Elanco France S.A.S.	France
Elanco GmbH	Germany
Elanco Hayvan Sağlığı Limited Şirketi	Turkey
Elanco India Private Limited	India
Elanco Innovation and Alliance Centre India LLP	India
Elanco International, Inc.	Indiana
Elanco Ireland Limited	Ireland
Elanco Italia S.p.A.	Italy
Elanco Japan K.K .	Japan
Elanco Malaysia Sdn Bhd	Malaysia
Elanco Nederland B.V.	Netherlands
Elanco Netherlands Holding B.V.	Netherlands
Elanco New Zealand	New Zealand

Elanco Philippines Inc.	Philippines
Elanco Polska spółka z ograniczoną odpowiedzialnością	Poland
Elanco Solution Center Polska spółka z ograniczoną odpowiedzialnością	Poland
Elanco Rus Ltd.	Russia
Elanco Salud Animal S.A. de C.V.	Mexico
Elanco Saude Animal Ltda.	Brazil
Elanco Shanghai - Beijing Branch	China
Elanco Spain S.L. - Portugal Branch	Portugal
Elanco Spain, S.L.	Spain
Elanco Tiergesundheit AG -- Algeria Branch	Algeria
Elanco Tiergesundheit AG -- Austria Branch	Austria
Elanco Tiergesundheit AG -- Czech Branch	Czech
Elanco Tiergesundheit AG -- Egypt Representative Office	Egypt
Elanco Tiergesundheit AG -- Lebanon Representative Office	Lebanon
Elanco Tiergesundheit AG -- Saudi Arabia Branch	Saudi Arabia
Elanco Tiergesundheit AG – South Africa Branch	South Africa
Elanco Tiergesundheit AG -- Vietnam Representative Office	Vietnam
Elanco Tiergesundheit AG	Switzerland
Elanco Tiergesundheit AG --Tunisia Representative Office	Tunisia
Elanco UK AH Limited	United Kingdom
Elanco US Inc.	Delaware
Elanco Veterina SVN d.o.o.	Slovenia
Elanco Vietnam Company Limited	Vietnam
Immuno-Vet Services (Pty) Ltd.	South Africa
Immunovet Services Zambia Ltd.	South Africa
Ivy Animal Health, Inc.	Delaware
Kindred BioSciences, Inc.	Delaware
Lohmann Animal Health (Malaysia) Sdn. Bhd	Malaysia
Lohmann Animal Health Beteiligungs GmbH	Germany
Lohmann Animal Health GmbH	Germany
Lohmann Animal Health International Inc.	Maine
Lohmann Animal Health Phils. Corp.	Philippines
Lohmann Animal Health S. A. (Pty) Ltd.	South Africa
Lohmann Asia Holding Co. Ltd.	Thailand
Prevtec do Brasil	Brazil
Prevtec Microbia GmbH	Germany
Prevtec Microbia HK Ltd.	China
Pt. Elanco Animal Health Indonesia	Indonesia
Vericore Limited	United Kingdom
Vet Therapeutics, Inc.	United States
Elanco Hong Kong Limited	Hong Kong
The Representative Office of Elanco Vietnam Company Limited in Hanoi City	Vietnam
The Representative Office of Elanco Vietnam Company Limited in Dong Nai	Vietnam
Elanco (Sichuan) Animal Health Co., Ltd.	China
EIO Insurance Company, Inc.	United States
Bayer HealthCare Animal Health Inc. (Delaware)	United States
Elanco Austria GmbH	Austria
Bayer Animal Health GmbH	Germany
Elanco Hungary Kft.	Hungary
Elanco Global Holdings BV	Netherlands

Elanco Poland	Poland
KVP Pharma+Veterinar Produkte GmbH	Germany